Exhibit 10.6

Certain confidential information contained in this document, marked by [***], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

TRANSLATION FOR INFORMATION PURPOSES ONLY

INTELLECTUAL PROPERTY RIGHTS PLEDGE DEED

between

Abivax S.A.

as a Pledgor

and

Kreos Capital VII (UK) LTD.

as a Beneficiary

20 August 2023

Table of contents

1. Definitions and interpretation	4
2. Pledge	5
3. Representations, undertakings and warranties of the Pledgor	5
4. Realization	6
5. Duration and release of the Pledge	8
6. Notifications	8
7. Enforceability	9
8. Fees	9
9. Successors and assigns	9
10. Language	10
11. Miscellaneous stipulations	10
12. Mandate	10
13 Electronic signature	11
14. Applicable law and jurisdiction	11
Appendix 1	13
Appendix 2	17
Appendix 3	19
Appendix 4	20

Intellectual Property Rights Pledge Deed

This deed (hereinafter referred to as the “Deed”) is entered into on August 20, 2023, between the undersigned:

1.

Abivax S.A., a public limited company (Société Anonyme) with its registered office at 7, boulevard Haussmann—75009 Paris, identified under the unique number 799 363 718 RCS Paris and listed on the Paris Stock Exchange (Euronext Paris) under the ISIN code FR0012333284, represented by Mr Marc de Garidel, in his capacity as Chief Executive Officer;

(Hereinafter referred to as the “Company” or the “Pledgor”)

ON THE ONE HAND

AND

2.

Kreos Capital VII (UK) Limited, a private limited company incorporated under English law, whose registered office is at 5th Floor, 25-28 Old Burlington Street, London W1S 3AN, United Kingdom, registered in the Companies Registry of England and Wales under number 13611522, acting in its own name for the benefit of the Subscribers (as this term is defined below) as security agent in accordance with the provisions of article 2488-6 of the French Civil Code, represented by Mr. Aris Constantinides, in his capacity as Director, duly empowered for the purposes hereof.

(Hereinafter referred to as the “Beneficiary”)

ON THE OTHER HAND

The Pledgor and the Beneficiary are hereinafter referred to individually as a “Party” and collectively as the “Parties”.

Presentation

(A)

The Pledgor is a public limited company, registered on December 27, 2013 with the Paris Trade and Companies Registry, specializing in the development of therapies that modulate the immune system for the purpose of treating patients with chronic inflammatory diseases. Pledgor ‘s shares are admitted to trading on compartment C of the Euronext Paris market under ISIN code FR0012333284 (ABVX).

(B)

The Subscribers have today subscribed in part to bonds issued by the Pledgor, in the principal amount of seventy-five million euros (EUR 75,000,000), pursuant, on the one hand, to a contract for the issue of simple bonds for a nominal amount of fifty million euros (EUR 50.000.000 EUR) entered into on August 20, 2023 between the Pledgor, as Issuer, and Kreos Capital VII (UK) Limited and Claret European Specialty Lending Company III, S.à r.l. , as subscribers (Amortized Bonds Subscribers), entitled Amortized Bonds Issue Agreement, and a contract for the issue of convertible bonds with warrants attached for a nominal amount of twenty-five million euros (EUR 25,000.000) entered into on August 20, 2023 between the Pledgor, as Issuer, and Kreos Capital VII (UK) Limited and Claret European Growth Capital Fund III SCSp, as subscribers (OCABSA Subscribers), entitled the OCABSA Issue Agreement (hereinafter collectively referred to as the “Issue Agreement” and individually as an “Issue Agreement”), themselves entered into pursuant to a framework agreement entitled Subscription Agreement entered into on August 20, 2023 between the Subscribers and the Pledgor (hereinafter referred to as the “Subscription Agreement”).

(C)

In accordance with the provisions of the Issue Agreements and the Subscription Agreement, as security for the proper performance of the Secured Bonds (as such term is defined below), the Pledgor hereby grants to the Beneficiary a pledge over the Pledged Intellectual Property Rights in accordance with the terms and conditions of this Deed.

Agreements

1.	Definitions and interpretation

1.1	For the purposes of this Deed (including the preamble), and unless the context otherwise requires, the following capitalised terms shall have the following meanings:

Deed	means this pledge deed of intellectual property rights and its Appendixes, in their initial version and any subsequent amended version, if applicable;

Financing Documents	has the meaning attributed to the term “Issue Documents” in the Subscription Agreement;

Holders	has the meaning attributed to the term “Holders” in the Subscription Agreement.

Pledged Intellectual Property Rights	means the intellectual property rights owned by the Pledgor and pledged to the Beneficiary under this Deed, as described in paragraph 2.1 of this Deed;

Pledge	means the pledge of the Pledged Intellectual Property Rights in accordance with the provisions of this Deed;

Realization Event	means (i) the occurrence of a payment default by the Pledgor under the terms of Section 9.1 of the Issue Agreements or (ii) the sending of a notice of immediate repayment of the bonds to the Pledgor under the terms of Section 9.14 of the relevant Issue Agreement;

Redemption Date	has the meaning attributed to the term “Final Redemption Date” in the Subscription Agreement;

Secured Bonds	means the payment and reimbursement of bonds, whether present or future, in principal, interest, late interest, costs, commissions, accessories or any other sum whatsoever (including in respect of the acceleration, cancellation, termination or rescission of any Security Document), owed by the Pledgor to the Holders under the Financing Documents for a maximum total principal amount of seventy-five million euros (EUR 75,000,000);

Subsidiary	means any company which the Pledgor may come to control within the meaning of Article L.233-3 of the French Commercial Code;

Warranty Period	means the period commencing on the date of this Deed and ending on the Redemption Date (inclusive);

1.2	Unless otherwise expressly defined in this Deed, capitalized terms shall have the same meaning as their English equivalents in each Issue Agreement or in the Subscription Agreement.

2.	Pledge

2.1

As security and guarantee for the proper performance and full payment of the Secured Bonds, the Pledgor hereby pledges to the Beneficiary the following Pledged Intellectual Property Rights (or, where applicable, the share of co-ownership it holds in said Pledged Intellectual Property Rights), in accordance with article 2355 of the French Civil Code and articles L.132-34 and R132-8, L.613-8, L.714-1 and R132-8 of the French Intellectual Property Code:

(a)	Each of the :

(i)	national trademarks as published in the National Trademark Register of the Institut National de la Propriété Industrielle (hereinafter “INPI”);

(ii)	European Union trademarks published in France with the European Union Intellectual Property Office (hereinafter “EUIPO”);

(iii)	regularly registered international trademarks ;

(iv)	national patents published with the National Patent Register of INPI (hereinafter, the “RNB”) or with foreign national offices;

(v)	European Patents and patents granted under the Patent Cooperation Treaty for France with the European Patent Office (hereinafter “EPO”) or the World Intellectual Property Organization;

(vi)	domain names ;

a list of which at the date of this Deed appears in Appendix 1; as well as

(b)

any trademark including the term “Abivax” owned by the Pledgor but not yet published at the date of this Deed or any trademark including the term “Abivax” registered by the Pledgor after the date of this Deed; any domain name including the term “Abivax” reserved by the Pledgor after the date of this Deed; and any improvement and any divisional application of the patents included in the Pledged Intellectual Property Rights and listed in Appendix 1 (it being specified that for the purposes of this Deed, improvement means any patentable improvement the implementation of which cannot be achieved without reproducing at least one claim of the aforementioned patents or the exploitation of which is legally dependent on one or more of the aforementioned patents within the meaning of the applicable intellectual property laws).

2.2

The Pledgor undertakes to sign and/or cause to be signed any confirmation of pledge of new intellectual property rights referred to in 2.1 (b) above, as provided for in Appendix 2, (a “Confirmation”) and which will be included after the date of this Deed in the basis of the Pledge, as soon as possible after the date of publication (in the case of trademarks or patents) or reservation (in the case of domain names) of the said intellectual property right.

2.3

By express agreement between the Parties, in the event that industrial property rights, as defined above, are held, in France or in any other country, by any Subsidiary, the latter shall grant a pledge on these rights, for the benefit of the Beneficiary, with a scope equivalent to the Pledge constituted under the terms hereof, for which the Pledgor agrees to procure.

2.4	The Pledgor undertakes to carry out the formalities relating to the Pledge concerning the Pledged Intellectual Property Rights in accordance with Article 8 below.

3.	Representations, warranties and undertakings of the Pledgor

3.1	The Pledgor represents and warrants to the Beneficiary as of the date of this Deed that :

(a)	the Pledgor is a company duly incorporated under French law and empowered to carry on its business as currently conducted and to own all the assets shown on its balance sheet;

(b)	the execution and performance of this Deed and any obligations of the Pledgor hereunder have been duly authorized and all necessary steps have been taken by the Pledgor to that effect;

(c)

the obligations of the Pledgor under this Deed constitute and shall constitute legal, valid and binding obligations to the Pledgor in accordance with the terms and conditions of this Deed, subject to applicable laws relating to insolvency proceedings, insolvency and all matters affecting creditors’ rights generally;

(d)

to the extent that it would have a material adverse effect on the ability of the Pledgor to perform its obligations under this Deed, no material default in the performance of its obligations has occurred under any contract or agreement whatsoever to which the Pledgor is a party;

(e)

to the best of the Pledgor’s knowledge, there are no pending actions, suits or proceedings before any court or administrative authority that may materially affect the validity of the obligations as set forth in this Deed or the Pledgor’s ability to perform such obligations;

(f)

no authorization, approval, consent, license, notification or other request from any third party, public person or the corporate bodies of the Pledgor is required for the validity and enforceability of this Deed, with the exception of:

(i)	any authorization that has been duly obtained and proof of which has been provided to the Beneficiary, and

(ii)	registration with all the intellectual property registries referred to in Article 8 below;

3.2	The Pledgor undertakes, for the entire Warranty Period, to :

(i)	communicate to the Beneficiary, at the latter’s first request, any substantial information relating to the Pledged Intellectual Property Rights and in particular any dispute relating thereto;

(ii)

not to assign, transfer or otherwise dispose of the Pledged Intellectual Property Rights or any of its rights under the Pledged Intellectual Property Rights except with the prior written consent of the Beneficiary, with the exception of any license granted to a third party not associated with the Pledgor, provided that such license does not affect or impede the implementation of the present ;

(iii)

not to grant any security interest whatsoever over the Pledged Intellectual Property Rights or any of its rights under the Pledged Intellectual Property Rights without the prior written consent of the Beneficiary or any other related right, it being specified, however, that the Pledgor is expressly authorized, under the conditions and within the limits stipulated in paragraph 4.1.4 of the Subscription Agreement, to enter into any agreement with any third party for the purpose of (i) granting any license, (ii) assigning or (iii) granting an option to purchase the Pledged Intellectual Property Rights, as well as to continue the performance of licenses granted prior to the conclusion of this Deed or under 3.2 (iii) above.

3.3	The Pledgor forbids himself to use any changes in the Beneficiary’s legal form, even if this results in the creation of a new legal entity, as an argument in order to discharge its undertakings.

4.	Realization

4.1	Recourse in the event of a Realization Event

In the event of a Realization Event, subject to the provisions of the Issue Agreements (and in particular any grace periods provided for therein), the Beneficiary may exercise all rights, remedies and actions of any kind conferred by French law on the pledgee in order to enforce its rights under the Pledge in accordance with the terms and conditions set out in this Deed.

4.2	Allocation of ownership of Pledged Intellectual Property Rights

(a)

Without limiting the provisions of Article 4.1 above, in the event of a Realization Event, subject to the provisions of the Issue Agreements (and in particular any grace periods provided for therein), the Parties irrevocably agree that the Beneficiary may freely decide to enforce the Pledge by being granted (hereinafter referred to, for the purposes of this paragraph, the “Realization Date”) full ownership of the Pledged Intellectual Property Rights within three (3) Business Days of the Beneficiary’s formal notice to the Pledgor remaining without effect at the end of the three (3) Business Day period, in accordance with the provisions of article 2348 of the French Civil Code, under the terms and conditions set out in paragraph (b) below.

(b)

In accordance with the provisions of Article 2348 of the French Civil Code, the value of the Pledged Intellectual Property Rights at the Realization Date (the “Realization Value”) shall be determined by an expert appointed as set forth below (the “Expert”) in accordance with the following procedures:

(i)	the Expert’s mission will be to determine the Realization Value (the “Mission”);

(ii)	the Expert will be appointed as follows:

•

the Expert shall be the first person named in the list appearing in Appendix 3, unless the Pledgor and the Beneficiary reasonably consider that such person is in a conflict of interest situation or that such person refuses the Mission, in which case the Expert shall be the first person subsequently named in the list appearing in Appendix 3, and this successively in the order of priority appearing therein until an Expert is thus retained; and

•

if all the persons listed in Appendix 3 prove to be in a conflict of interest situation or have refused the Mission as specified in the preceding sub-paragraph, the Expert will be appointed by the President of the Paris Court of First Instance ruling in summary proceedings and without possible appeal at the request of the most diligent party from among the leading financial auditing or intellectual property auditing firms operating in France;

(iii)	the Expert will act as the Parties’ joint agent in accordance with the provisions of article 2348 of the French Civil Code;

(iv)

the Expert shall take all steps he deems necessary in order to carry out his Mission and may, in particular, obtain from the Pledgor and/or the Beneficiary all documents and information concerning the Pledged Intellectual Property Rights and consult together or separately with the Pledgor and/or the Beneficiary;

(v)	the valuation methods used in the context of the assignment must comply with the methods usually used for the valuation of industrial property rights;

(vi)

the Expert shall communicate to the Beneficiary and the Pledgor, within thirty (30) Business Days from the date of acceptance of his Mission, a copy of his report presenting the determination of the Realization Value as well as the supporting documents and valuation methods retained within the framework of the Mission; the date on which the Expert will communicate his report being hereinafter defined as the “Valuation Date”;

(vii)

the Parties shall be conclusively bound by the determination of the Realization Value made by the Expert referred to in subparagraph (vi) above, except in the event of a gross error (as defined in subparagraph (viii) below);

(viii)

in the event of a gross error in the determination of the Realization Value, the said error having been established by a final decision rendered by the competent court, in accordance with the provisions of Article 13.2, a new Expert shall be appointed in accordance with the same procedures as those set out in sub-paragraph (ii) above and shall carry out the Mission in accordance with the procedures set out in this paragraph (c);

(ix)	the Beneficiary shall under no circumstances be liable for the Realization Value retained by the Expert; and

(vii)	the costs and fees incurred by the Expert in the performance of his Mission, to be borne by the Pledgor.

(d)

All sums received by the Beneficiary under this Deed shall be applied by the Beneficiary to the payment of the Secured Bonds due and payable. If the total amount of the Realization Value exceeds the amount of the Secured Bonds due and payable by the Pledgor, the Beneficiary shall pay the Pledgor the difference between these two amounts without delay from the Valuation Date.

5.	Duration and release of the Pledge

5.1	This Deed shall enter into force on the date of its signature by the Parties and shall remain in full force and effect throughout the Warranty Period.

5.2

After the Redemption Date and upon receipt of a written request from the Pledgor requesting written confirmation that the Warranty Period has ended, the Beneficiary shall execute, at the Pledgor’s expense within five (5) Business Days, a deed of release releasing the Pledgor from all its obligations and liabilities under this Deed.

6	Notifications

All communications to be made under this Deed shall be made in accordance with Article 9 (Notices) of the Subscription Agreement, as if said Article were contained in this Deed, mutatis mutandis, at the following addresses:

To the Pledgor :

Abivax S.A.

To the attention of, Chief Executive Officer

7, boulevard Haussmann

75009 Paris

France

E-mail: [***]

With copy to:

[***]

With copy (for information) to:

M. Alain Decombe

Partner

Dechert

22 rue Bayard

75008 Paris

E-mail: [***]

To the Beneficiary :	Kreos Capital VII (UK) Ltd. To the attention of Mr Aris Constantinides 5th Floor, 25-28 Old Burlington Street London W1S 3AN United Kingdom Email: [***]

With copy (for information) to: M.Laurent Cavallier Partner Reinhart Marville Torre 58, avenue Kleber 75116 Paris E-mail : [***]

7.	Enforceability

7.1

The pledge of each of the patents and trademarks included in the Pledged Intellectual Property Rights will be registered with any appropriate intellectual property rights registry in accordance with the legal and regulatory provisions applicable to such Pledged Intellectual Property Rights, up to a maximum principal amount of seventy-five million euros (€75,000,000).

7.2

The Beneficiary shall carry out the formalities set out in paragraph 7.1 above; in the event that they involve any translation costs into a language other than English, the Beneficiary shall bear the cost thereof, notwithstanding the provisions of article 8 below. The Pledgor grants all necessary powers and authority to any person acting on its behalf and in possession of an original copy of this Deed for the purpose of carrying out the formalities set out in paragraph 8.1 above.

7.3

The Pledgor undertakes, where necessary, to sign any confirmatory deed which may be required in order to effect any deposit abroad, in forms substantially in conformity with the model shown in Appendix 4 to this Deed.

8.	Fees

Subject to the provisions of the Issue Agreements and the Subscription Agreement relating to the cap on the Issuer’s assumption of reasonable costs and expenses (in accordance with the provisions of Article 10 of the Subscription Agreement) and the exclusion of consequential damages provided for therein, the Pledgor undertakes, where applicable, at the Beneficiary’s request, to indemnify the Beneficiary for all reasonable costs and expenses, including attorneys’ fees and court costs and any charges, taxes, duties or registration fees, relating to (i) the execution of this Deed, (ii) the completion of formalities relating to the creation, renewal and release of the Pledge, and (iii) the protection, preservation or exercise of the Beneficiary’s rights under the Pledge.

9.	Successors and assigns

9.1	All rights, privileges, powers and actions of the Beneficiary are transferable to its successors and authorized assigns, in accordance with the Issue Agreements.

9.2	The Pledgor may not assign or transfer, in any manner whatsoever, any of its rights and/or obligations under this Deed.

9.3	The Beneficiary is entitled to assign or transfer all or part of its rights and/or obligations under this Deed to a third party, in accordance with article 11 of each Issue Agreement.

9.4

In the event of assignment, transfer, novation or transmission of all or part of the rights and obligations by the Beneficiary, the latter expressly reserves the rights, powers, privileges and actions to which it is entitled under this Deed, in favour of its assigns or, as the case may be, its successors, in accordance with the provisions of article 1334 of the French Civil Code.

10.	Language

This Deed is drawn up in the French language for the purposes of enforceability, registration and filing with the Institut National de la Propriété Industrielle, in accordance with the provisions of articles L. 714 -7 and R. 714-4 of the French Intellectual Property Code.

11.	Miscellaneous stipulations

11.1

The Beneficiary shall not be liable for any loss arising from the exercise or any failure or omission to exercise its rights under this Deed. The Pledgor shall be solely liable for its own contracts, undertakings, acts, omissions, defaults and losses and for any debts incurred by it and the Beneficiary shall have no liability in respect thereof (whether to the Pledgor or to any other person whatsoever) for any reason whatsoever.

11.2

No failure or delay by the Beneficiary to exercise any right or remedy under this Deed shall be construed as a waiver thereof. No single or partial exercise of any right or remedy shall preclude any subsequent exercise thereof or the exercise of any other right or remedy. The Beneficiary assumes no liability to the Pledgor or its legal successors, individually or generally, by reason of the delay in exercising or failure to exercise the rights and prerogatives conferred upon the Beneficiary by this Deed.

The rights and remedies provided in this Deed are cumulative and do not exclude any right or remedy provided by law and may only be waived in writing and expressly.

11.3

The Pledge is in addition to any other security interest or guarantee held, if any, by the Beneficiary in respect of the Secured Bonds or any of them and is not, under any circumstances, affected by any other security interest referred to above and exists without prejudice thereto.

11.4

In the event that one or more of the provisions of this Deed shall be deemed illegal, void or unenforceable, this Deed shall be construed as if it did not contain such provision and the invalidity of such provision shall not affect the validity or enforceability of the remaining provisions of this Deed which shall remain in full force and effect.

11.5

The parties to this Deed acknowledge that the sole purpose of this Deed is to constitute this Pledge in favour of the Beneficiary and does not have the purpose or effect of modifying the rights and obligations provided for in the Issue Agreements.

12.	Mandate

12.1

The Pledgor hereby appoints, in order to fully guarantee the performance of its obligations under this Deed, the Beneficiary and any person appointed by the Beneficiary under this Deed, as agent acting jointly and severally and in its name and on its behalf, to sign and carry out all formalities and steps that the Pledgor is required to carry out under this Deed and that it would omit to carry out, in accordance with the undertakings and provisions contained in this Deed.

12.2

It is specified that before carrying out such acts by virtue of the mandate provided for in the present article 12, the Beneficiary must first inform the Pledgor, who may object to the carrying out of such acts for valid reasons.

13	Electronic signature

13.1	This Deed is signed by the DocuSign electronic signature process.

13.2

Each of the signatories acknowledges and accepts that (i) the timestamp of this Deed and of the electronic signatures is enforceable against him and will be taken as proof between the signatories and (ii) the electronic signature of this Deed according to the route proposed by the DocuSign solution corresponds to a sufficient degree of reliability to identify his signature and guarantee its link with this letter to which his signature is attached.

13.3

Consequently, each of the signatories expressly acknowledges and accepts that the present Deed signed by means of the DocuSign solution (i) shall constitute the original of the present Deed, (ii) shall constitute proof in writing, within the meaning of articles 1364 et seq. of the French Civil Code, (iii) may be validly set up against the signatories of the present Deed in order to request its execution and compliance with its terms and (iv) may be validly produced in court.

14.	Applicable law and jurisdiction

14.1	This Deed and each document attached hereto shall be governed by and construed in accordance with French law.

14.2

The Parties hereby irrevocably attorn to the exclusive jurisdiction of the Commercial Court of Paris in respect of any action or proceeding arising out of or relating to this Deed or any corresponding documents or acts entered into pursuant to this Deed.

/s/ Marc de Garidel	/s/ Aris Constantinides
Abivax S.A. Mr Marc de Garidel Chief Executive Officer	Kreos Capital VII (UK) Limited Mr Aris Constantinides Director

Appendix 1

Identification of Pledged Intellectual Property Rights

Patents

Brands

Domain names

Appendix 2

Template notification of New Intellectual Property Rights

[On Pledgor letterhead].

From: [•] in its Pledgor capacity

A: [•] in its capacity as Beneficiary

Date: [•]

Pledge by [•] of Intellectual Property Rights—Confirmation of Pledge of New Intellectual Property Rights

Dear Sir/Madam,

(a)

We refer to a deed of pledge of intellectual property rights dated August 20, 2023 between our company as Pledgor and Kreos Capital VII (UK) Limited, a private limited company incorporated under English law, whose registered office is at 5th Floor, 25-28 Old Burlington Street, London W1S 3AN, United Kingdom, registered with the Companies Registry of England and Wales under number 13611522, as Beneficiary under the terms of the Issue Agreement dated August 20, 2023, a copy of which is attached hereto as Appendix 1 (the “Pledge Deed”).

(b)	Terms and expressions used and not defined in this Confirmation shall have the meaning given to them in the Deed of Pledge.

(c)	By this Confirmation, the Pledgor:

(i)

confirms that the intellectual property rights described in Appendix 2 of this Confirmation and owned by the Pledgor are included in the Pledge constituted under the terms of the Deed of Pledge, as security and guarantee for the proper performance and full payment of the Secured Bonds in favour of the Beneficiary;

(ii)

acknowledges that the provisions of the Deed of Pledge apply to the Intellectual Property Rights referred to in sub-paragraph (i) above, which shall be deemed to become Pledged Intellectual Property Rights from the date on which the Pledgor becomes the owner thereof.

[•] Pledgor

Par : [•]

Appendix 1—Copy of the Deed of Pledge

Appendix 2—Description of the new Pledged Intellectual Property Rights

Appendix 3

List of experts involved in determining the Realizable Value

Appendix 4

Model Confirmatory Deed

ACTE CONFIRMATIF DE NANTISSEMENT

Entre les soussignées :

1.  Abivax S.A., société anonyme dont le siège social est situé 7, boulevard Haussmann – 75009 Paris, identifiée sous le numéro unique 799 363 718 RCS Paris et cotée à la Bourse de Paris (Euronext Paris) sous le code ISIN FR0012333284, représentée par Monsieur [•], en qualité de Directeur Général

Ci-après désigné le “Constituant”

D’une part,

Et :

2.  Kreos Capital VII (UK) Limited, société par actions (private limited company) de droit anglais dont le siège social est situé 5th Floor, 25-28 Old Burlington Street, London W1S 3AN, Royaume-Uni, inscrite au registre du commerce d’Angleterre et du Pays de Galles sous le numéro 13611522, représentée par M. [•], dûment habilité aux fins des présentes

Ci-après désigné le “Bénéficiaire”

D’autre part.

ETANT PREALABLEMENT INDIQUE QUE :

(1) Le Constituant est entre autres propriétaire des brevets et demandes de brevets, marques et logiciels qui sont listés en Annexe 1 (ci-après désignés les “Droits de Propriété Intellectuelle”).

(2) Aux termes d’un acte de nantissement de droit français conclu en date du [•] (ci-après désigné le “Contrat”), le Constituant a consenti au profit du Bénéficiaire, en qualité d’agent des sûretés, un nantissement de [premier rang] sur les Droits de Propriété Intellectuelle, couvrant chacun des territoires indiqué en Annexe 1 ([•] ci-après désignés le “Territoire”), pour sûreté du remboursement d’un emprunt obligataire d’un montant en principal de soixante-quinze millions d’ Euros (75.000.000 €).

(3) Ce nantissement a été rendu effectif entre les parties à la date des présentes (ci-après désignée la “Date d’Effet”).

CONFIRMATORY DEED OF PLEDGE

Between the undersigned:

1.  Abivax S.A., a limited company (société anonyme) incorporated under the laws of France having its registered office at 7, boulevard Haussmann—75009 Paris, France, registered under single identification number 799 363 718 RCS Paris, and listed on the Paris stock exchange (Euronext Paris) under ISIN code FR0012333284, represented by Mr. [•], in his capacity as chief executive officer (Directeur Général),

Hereinafter referred to a” the “Pledgor”

On one hand,

And:

2.  Kreos Kreos Capital VII (UK) Limited, a private limited company incorporated under the laws of England, having its registered office at 5th Floor, 25-28 Old Burlington Street, London W1S 3AN, United Kingdom, registered under identification number 13611522, represented by Mr. [•], duly authorised for the purposes hereof

Hereinafter referred to as the “Pledgee

On the other hand.

WHEREAS:

(1) The Pledgor is, amongst others, the registered owner and/or applicant of the patents, trademarks and software products listed in Annex 1 (hereinafter referred to as the “Intellectual Property Rights”).

(2) Under a pledge agreement governed by French law entered into on [•] (hereinafter referred to as the “Agreement”), the Pledgor has granted to the Pledgee, acting as security agent, a [first] ranking pledge on the Intellectual Property Rights, covering each of the territories mentioned in Annex 1 ([•], hereinafter referred to as the “Territory”), as a security for the repayment of bonds seventy-five million Euros (EUR 75,000,000) in principal.

(3) Said pledge was made effective between the parties on the date hereof (hereinafter referred to as the “Effective Date”).

EN CONSEQUENCE DE QUOI CET ACTE CONFIRMATIF DE NANTISSEMENT TEMOIGNE de ce que conformément aux termes du Contrat, le Constituant a nanti les Droits de Propriété Intellectuelle en faveur du Bénéficiaire sur le territoire de l’Etat [•] à compter de la Date d’Effet, pour un montant de [•] Euros ([•] €).

Tout pouvoir est donné au Bénéficiaire, porteur d’un original ou d’une copie du présent acte, pour procéder à l’inscription de ce nantissement pour chacun des Droits de Propriété Intellectuelle devant tout office de propriété intellectuelle et tout organisme compétent de chacun des pays formant le Territoire.

Le Constituant supportera les frais entraînés par ladite inscription selon les termes du Contrat.

Fait en sept exemplaires

A Paris (France)

le [•] 2023

Pour le Constituant

[•]Directeur Général

Pour le Bénéficiaire

M[•]

Director

Annexe 1 – liste des Droits de Propriété Intellectuelle

NOW THIS CONFIRMATORY DEED OF PLEDGE WITNESSES that in accordance with the terms of the Agreement, the Pledgor has pledged the Intellectual Property Rights to the Pledgee on the territory of the State of [•] as from the Effective Date up to an amount of [•] euros (EUR [•]).

Power is given to the Pledgee, holder of an original or a copy of this deed, to proceed to the recordal of such pledge for each of the Intellectual Property Rights before any patent office and any competent institution in each of the countries forming the Territory.

The Pledgor will bear the costs of this recordal in accordance with the terms of the Agreement.

Signed in seven originals

in Paris (France)

on [•] 2023

For the Pledgor

[•]CEO (General Manager)

For the Pledgee

Mr. [•]

Director

Appendix 1—List of Intellectual Property Rights